Exhibit 99.1

 Top-Line Results from thePhase 2 Clinical Trial of ADX-629in Atopic Dermatitis  DATA RELEASE  December 19, 2023  Nasdaq: ALDX  © Aldeyra Therapeutics, Inc. 2023

 Disclaimers and Forward-Looking Statements  This presentation and various remarks which may be made during this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra's future expectations, plans and prospects, including, without limitation, statements regarding: the outcome and expected timing and results of clinical trials; the adequacy of the data from clinical trials for potential submissions to the FDA; the potential profile and benefit of its product candidates in the indications for which they are developed, including atopic dermatitis; the goals, opportunity and potential for its product candidates, anticipated clinical or regulatory milestones for ADX-2191, ADX-246, ADX-248, and ADX-629 including expectations regarding the results of scheduled FDA meetings, clinical trial initiations and completions and submissions to the FDA; Aldeyra's business, research, development and regulatory plans or expectations; political, economic, legal, social and health risks that may affect Aldeyra’s business or the global economy; the structure, timing and success of Aldeyra’s planned or pending clinical trials; and expected milestones, market sizing, pricing and reimbursement, competitive position, regulatory matters, industry environment and potential growth opportunities, among other things. The results of earlier preclinical or clinical trials may not be predictive of future results. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” "could," “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “on track,” “scheduled,” “target,” “design,” “estimate,” “predict,” “contemplates,” “likely,” “potential,” “continue,” “ongoing,” “aim,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements.     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aldeyra’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect Aldeyra’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including the development of, and clinical and regulatory plans or expectations for Aldeyra’s investigational new drugs (including reproxalap, ADX-2191, ADX-246, ADX-248, and ADX-629), and systems-based approaches, later developments with the FDA that may be inconsistent with Aldeyra’s expectations and beliefs, including the risk that the results from earlier clinical trials, portions of clinical trials, or pooled clinical data may not accurately predict results of subsequent trials or the remainder of a clinical trial for the same or different indications, inconsistent expectations regarding FDA acceptance and review of the company’s filings and submitted data sets, and Aldeyra’s continuing or post-hoc review and quality control analysis of clinical data. Important factors that could cause actual results to differ materially from those reflected in Aldeyra's forward-looking statements are described in Aldeyra’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as Aldeyra’s subsequent filings with the Securities and Exchange Commission. All of Aldeyra's development plans and timelines may be subject to adjustment depending on funding, recruitment rate, regulatory review, which regulatory review timeline may be flexible and subject to change based on the regulator's workload and other potential review issues, preclinical and clinical results, and other factors any of which could result in changes to Aldeyra’s development plans and programs or delay the initiation, enrolment, completion, or reporting of clinical trials.     In addition to the risks described above and in Aldeyra's other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. The information in this presentation is provided only as of December 19, 2023, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

 RASP are Toxic, and Represent a Novel, Potentially Broadly Applicable Pharmaceutical Target  RASP = reactive aldehyde species   Drugs  Metabolism & Lipid   Peroxidation  Smoking & Vaping  Food & Beverages  Pollution  Endogenous aldehyde sourced within the body  Inflammation  Exogenous aldehyde sourced outside the body  RASP affect large classes of proteins, especially those associated with the immune cascade.

 RASP Modulation Represents a Novel Pharmacology  RASP = reactive aldehyde species   Traditional pharmacology targets specific proteins and is generally limited to two actions: on or off.  .  Activating or inhibiting specific proteins on a sustained basis, which rarely occurs in nature, may lead to toxicity and could limit activity.  RASP modulation may allow for control of protein systems, without turning any single protein on or off.  Systems-based pharmacology could potentially lead to broader-based activity with less toxicity associated with activation or inhibition of specific proteins.  Vs.

5

ADX-629, a First-in-Class Orally Administered RASP Modulator, Has Demonstrated Activity in Phase 2 Clinical Trials

Autoimmune Disease: Psoriasis


Baseline
Week 4
Week 8
Week 12
Psoriasis Area and Severity Index Change from Baseline ± Within-Subject SEM
0
-2
-4
-6
-8
-10
P = 0.001
P = 0.0003
P = 0.0008

Infectious Disease: COVID-19


Investigator-Assessed NIAID Score (0 - 8) Change from Baseline LOCF
1.0
0.5
0.0
-0.5
-1.0
ADX-629
Placebo
0
5
10
15
20
25
30
Day

Allergic Inflammation: Asthma


Eosinophil Perentage of Total Leukocytes Change from Baseline
20%
15%
10%
5%
0%
p=0.1
p=0.02
Placebo
ADX-629
0
5
10
15
20
25
Hours Post-Challenge

Idiopathic Inflammation: Chronic Cough


Improvement
Awake Cough Frequency
P=0.01
24-Hour Cough Frequency
P=0.001
-60%
-50%
-40%
-30%
-20%
-10%
0%
ADX-629 Placebo-Adjusted Reduction from Baseline ± 95% CI

Signal-finding results of ADX-629 are potentially supportive of the RASP platform for the treatment of systemic immune-mediated diseases.

ADX-629 is an investigational drug candidate. CI = confidence interval. LOCF = last observation carried forward. NIAID = National Institute of Allergy and Infectious Diseases. RASP = reactive aldehyde species. SEM = standard error of measurement. Sources: previously disclosed data on file.

aldeyra

 ADX-629 Data Suggest Potential for Next-Generation Investigational RASP Modulators ADX-246 and ADX-248  ADX-246   Oral Administration  … designed to treat immune-mediated systemic diseases thought to be caused or exacerbated by pro-inflammatory RASP.  Pre-clinical studies of ADX-246 demonstrated high affinity for RASP and activity following systemic administration in animal models of sepsis, hepatitis, and atopic dermatitis.   ADX-248   Intravitreal Injection  … designed to reduce inflammation and toxic metabolite formation associated with geographic atrophy, a severe form of macular degeneration.  Preclinical studies of ADX-248 demonstrated high affinity for binding retinaldehyde, a key RASP involved in retinal inflammation and the formation of toxic metabolites that accumulate in the retina.    ADX-629 is an investigational drug candidate.

 Current Treatment Options for Patients with Mild to Moderate Atopic Dermatitis are Often Sub-Optimal   Atopic dermatitis is a common skin disease associated with itching and dermal lesions, occurring in children and adults.  The etiology of atopic dermatitis is generally thought to be caused by immune dysfunction associated with hyperreactivity to endogenous or exogenous factors.  Moderate to severe patients are often treated with topical corticosteroids and injections, which may be inconvenient and can be associated with toxicity.  We believe the demand for a safe, tolerable, and orally administered therapy for the treatment of mild to moderate atopic dermatitis patients is substantial.

 ADX-629: Phase 2 Clinical Trial Design in Atopic Dermatitis   Primary Endpoint   Treatment-emergent adverse events and serious adverse events  Secondary Efficacy Endpoints  Investigator global assessment (IGA)  Eczema Area and Severity Index (EASI)  Time to flare (i.e., rescue therapy required)  Patient-Oriented Eczema Measure (POEM)  Peak Pruritus Numerical Rating Scale (itching)  Hamilton Depression Rating Scale  Beck Anxiety Inventory  Design  Single-center, open-label clinical trial of ADX‐629 (250mg administered orally twice daily for 90 days) in adults with atopic dermatitis  Inclusion Highlights  Mild, moderate, or severe atopic dermatitis, defined as an Investigator Global Assessment (IGA) score of ≥2  Atopic dermatitis body surface area of ≥2%  An average score of ≥5 on peak pruritus numerical rating scale  Inadequate response to standard-of-care treatment(s) defined as a failure to maintain remission or achieve a low disease activity state despite stable use of treatment  Willingness to use emollient over the duration of the trial   Stable doses of dupilumab or topical corticosteroid continued through at least two weeks after the start of the trial    ADX-629 is an investigational drug candidate.  Investigator-assessed  Patient-  reported

 Baseline Characteristics  Enrolled Population (N=8)  Mean (SD)  Age  39.9 (14.7)  Atopic dermatitis history (years)  10.9 (8.7)  IGA  3.0 (0.9)  EASI  6.0 (3.7)  POEM  18.9 (4.1)  Peak itching score  7.1 (1.7)    ADX-629 is an investigational drug candidate. IGA = investigator global assessment. EASI = eczema area and severity index. POEM = patient-oriented eczema measure. SD = standard deviation.  Baseline characteristics are consistent with a mild to moderate adult atopic dermatitis population.

 ADX-629 Was Observed to be Well Tolerated and No Safety Signals Were Identified    ADX-629 is an investigational drug candidate. Treatment-related adverse events are treatment-emergent adverse events at least possibly related to drug.   Safety Population (N=8)  Number (%) of Subjects with Treatment-Related Adverse Events                 Severe  0                 Moderate  0  [BILL, PLS LIST]                 Mild  2 (25%)  No adverse events led to discontinuation and no rescue therapy was required.

 Statistically and Clinically Significant Improvement in EASI Score was Observed during Treatment with ADX-629     ADX-629 is an investigational drug candidate. EASI = eczema area and severity index (investigator-assessed). SEM = standard error of measurement.  EASI-50 = 50%  EASI-75 = 38%  EASI-90 = 13%

 Statistically and Clinically Significant Improvement in Affected Body Surface Area was Observed during Treatment with ADX-629     ADX-629 is an investigational drug candidate. Affected body surface area was investigator-assessed. SEM = standard error of measurement.  Complete clearance = 13%

 Statistically and Clinically Significant Improvement in IGA was Observed during Treatment with ADX-629     ADX-629 is an investigational drug candidate. IGA = investigator global assessment; IGA of 0 is clear and IGA of 1 is almost clear. SEM = standard error of measurement.  IGA of 0 or 1 = 13%

 Statistically and Clinically Significant Improvement in Peak Itching Score was Observed during Treatment with ADX-629     ADX-629 is an investigational drug candidate. Patient-reported peak itching score was assessed by the Peak Pruritus Numerical Rating Scale. SEM = standard error of measurement.  ≥4-point reduction clinical relevance threshold = 38%  Elimination of itching = 25%

 Statistically and Clinically Significant Improvement in POEM was Observed during Treatment with ADX-629     ADX-629 is an investigational drug candidate. POEM = patient-oriented eczema measure (patient-reported). SEM = standard error of measurement.  ≥4-point reduction clinical relevance threshold = 75%

 Improvement in Assessments of Depression and Anxiety was Observed during Treatment with ADX-629     ADX-629 is an investigational drug candidate. SEM = standard error of measurement. †Allergy. 73(1): 214-220, 2018.     Atopic dermatitis is associated with anxiety, depression, and suicidal ideation.†

 The Observed Activity of ADX-629 in Atopic Dermatitis is Consistent with the Observed Activity of ADX-629 in Psoriasis     ADX-629 is an investigational drug candidate. SEM = standard error of measurement.  Atopic Dermatitis  Psoriasis  EASI  PASI  IGA  IGA

18

ADX-629 Demonstrated Broad Investigator-Assessed and Patient-Reported Activity in Atopic Dermatitis

- **Statistically significant improvement** from baseline observed **in investigator-assessed Eczema Area and Severity Index** (EASI, p=0.0006) and **Investigator Global Assessment** (IGA, p<0.0001)
- **EASI 75% improvement** (EASI-75) **threshold observed in three patients** (38%), and affected **body surface area was completely cleared in one patient** (13%)
- **Patient-reported itching completely cleared in two patients** (25%) and **clinically relevant threshold achieved** in patient-reported eczema score (POEM) **in six patients** (75%)
- **Statistically significant improvement** from baseline observed **in Hamilton Rating Scale for Depression** (HAM-D, p=0.02)
- **ADX-246**, an analog of ADX-629, expected **to be advanced to Phase 1/2**, multicenter, placebo-controlled clinical trial **in healthy volunteers and atopic dermatitis patients**

The results from the clinical trial of ADX-629 in atopic dermatitis are **consistent with activity demonstrated in previously disclosed clinical trials of ADX-629,** including Phase 2 clinical trials in psoriasis, asthma, and chronic cough, adding to a **growing body of evidence that we believe is supportive of the activity of RASP modulators in systemic diseases associated with inflammation.**

ADX-629 is an investigational drug candidate.

aldeyra

Atopic Dermatitis is the First of Aldeyra’s RASP Programs to Advance to Formal Development with ADX-246  Given the positive signal-finding results from ADX-629, ADX-246, which we believe is the most potent RASP modulator ever developed, is expected to be advanced to clinical testing in Phase 1/2 clinical trial in heathy volunteers and atopic dermatitis patients.  The Phase 2 portion of the clinical trial is expected to randomize 20 patients to ADX-246 and 10 patients to placebo for 90 days of treatment, and is expected to begin in the first half of 2024.  Results are expected in the second half of 2024.    ADX-246 is an investigational drug candidate. Clinical trial initiations and results are subject to regulatory review, patient recruitment, and other factors.